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                                                                  EXHIBIT 10.4.1

                                     LEASE
                                     -----

     THIS AGREEMENT (the "Lease"), made and entered into by and between MAX KING REALTY, INC., a Delaware corporation ("Landlord"), and SUPER VISION INTERNATIONAL, INC., a Delaware corporation ("Tenant").

                                  WITNESSETH:

     1. PREMISES: Landlord, in consideration of the payments to it by Tenant of
        --------
the rents herein contained, which Tenant agrees to promptly pay, and in consideration of the performance by Tenant of the covenants hereinafter provided, which Tenant agrees to fully and promptly perform, does hereby agree to lease to Tenant:

        A. That certain office/warehouse building, as outlined on the Site Plan attached hereto as Exhibit "A" and incorporated herein by reference (the "Leased Premises").

        B. The Leased Premises includes the entire building and comprises a total of seventy-two thousand five hundred (72,500) +/- square feet, including approximately twelve thousand (12,000) square feet of space which will be finished as office space, by Tenant, at Tenant's expense, along with a minimum of one hundred (100) parking spaces (the "Building"). The legal description for the real property on which the Building and the Leased premises are located are more fully described in Exhibit "B" which is attached hereto and made a part hereof. The Landlord and Tenant have agreed that even though the Leased Premises comprises seventy-two thousand five hundred (72,500) +/- square feet, that the Base Rental will be computed during the first twenty-four (24) months on a reduced number of square feet as provided in Paragraph 3A hereof.

     2. TERM: The initial term of this Lease shall commence as provided in
        ----
Paragraph 5 hereof, and shall end (unless sooner terminated) as hereinafter provided (on midnight on the date fifteen (15) years from the Date of Commencement as defined in Paragraph 5 hereof (the "Lease Term"), subject to the Option to Renew as hereinafter set forth. The parties hereto agree to execute, within thirty (30) days after the Date of Commencement, a supplement to this Lease in the form attached hereto as Exhibit "C", fixing the definite date of the commencement and ending of the Lease Term.

     3. BASE RENTAL:
        -----------

        A. As annual rental for the Lease Term for the use and occupancy of the Leased Premises, Tenant shall pay to Landlord in lawful money of The United States of America, in advance on the first (1st) day of each and every month during the Lease Term, the Base Rental as follows:

        Month 1 - 6 - $7.10 per square foot
        $7.10 x 50,000 square feet payable at the rate of $29,583.33 per month.

        Month 7 - 12 - $7.10 per square foot
        $7.10 x 55,000 square feet payable at the rate of $32,541.66 per month.

        Month 13 - 24 - $7.45 per square foot
        $7.45 x 65,000 square feet payable at the rate of $40,354.16 per month.

        Month 25 - 36 - $7.82 per square foot
        $7.82 x 72,500 square feet payable at the rate of $47,245.83 per month.


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        Commencing in the fourth Lease Year, and payable monthly, the Base
        Rental will be increased annually by an amount equal to five (5%) percent of the Base Rental paid in the previous lease year, including the Base Rental to be paid during the five (5) year option as provided in Paragraph 36 hereof, should tenant exercise its option to extend the term of this Lease.

        In addition, Tenant shall pay all applicable Florida State sales tax.

        B. If this Lease commences on a day other than the first (1st) day of the month, the first (1st) monthly installment of Base Rent shall be adjusted and prorated so that Tenant shall only pay rent for the actual number of days in the first (1st) month of said Term, but for all other months, Tenant shall pay the full monthly installment of Base Rent on the first (1st) day of each and every month.

        C. Rent shall be mailed or delivered by Tenant to Landlord at such place as Landlord may designated in writing and rent shall be payable promptly on the first day of each and every month without prior demand therefor by Landlord.

        D. Tenant hereby agrees with Landlord that Tenant shall pay to Landlord, (if said Base Rental and other sums due hereunder having been received after the tenth day of each month), a late charge equal to five (5%) percent of the total monthly rental due.

     4. LANDLORD'S EXPENSES:
        -------------------

        Landlord shall be obligated to pay "Operating Expenses" and "Taxes" for the Building and the Leased Premises as hereinafter defined.

        A. "Operating Expenses" shall mean all expenses, costs and disbursements, of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the maintenance and/or operation of the Building, but shall not include the cost of individual tenant improvements. By the way of explanation and clarification, but not by way of limitation, operating Expenses will include the following:

           (1) Wages and salaries of all employees engaged in operation and maintenance of the Building, employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees.

           (2) All supplies and materials used in the operation and/or maintenance of the Building.

           (3) Cost of all utility charges and assessments, including electricity, water, sewer and gas used by the Building and not charged directly to any tenant.

           (4) Cost of building management, accounting, legal services, landscaping, routine cleaning and maintenance of exterior of the Leased Premises, cleaning and sweeping of the parking lot and sidewalks, building operating licenses, permits, inspection fees, maintenance of exterior plumbing, irrigation, and fire alarms, fire sprinkler system.

           (5) Cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith.

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        B. "Taxes" shall mean all impositions, taxes, assessments (special or otherwise), and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitute therefor, including all taxes whatsoever attributable in any manner to the Building, including the land on which the Building is located.

     5. LANDLORD'S CONSTRUCTION OBLIGATION: Subject to delays and circumstances
        ----------------------------------
beyond Lardlord's control, Landlord will undertake to complete construction of the Building and to complete the installation and construction of improvements to the Leased Premises, on or before February 1, 1997. Landlord shall construct the Leased Premises in accordance with and install such improvements to the Leased Premises as are described in the "Plans and Specifications for Improvement of Leased Premises" which are attached hereto as Exhibit "D", and made a part hereof by this reference. The improvements to the Leased Premises which are shown on the attached Exhibit "D" will be at Landlord's sole cost and expense.

     Tenant interior buildout will be solely at Tenant's expense, with exception for Tenant interior office overhead lighting and a/c duct work to office and second floor sprinklers to offices which will be provided to Tenant at no charge by Landlord.

     Should the Tenant request additional improvements to the Leased Premises other than those as shown on the Plans and Specifications for Improvement of Leased Premises, and Landlord or Landlord's general contractor installs or constructs such additional Tenant Improvements for the Tenant in the Leased Premises, Tenant shall pay the Landlord within ten (10) days of notification by Landlord thereof, all construction and installation costs, including any architectural and engineering consulting fees, plus five (5%) percent of the total of such cost as an administrative charge.

     Landlord shall make its best efforts to complete the Leased Premises by February 1, 1997, but if the Leased Premises are not substantially completed and available for occupancy by said date, Tenant shall have no claim against Landlord due to such delay, accepting that the Term of this Lease shall not commence until the Leased Premises are deemed to be available to Tenant and the Term shall expire one hundred eighty (180) months thereafter.

     The Leased Premises shall be deemed to be available to Tenant, and Base Rental shall begin to accrue upon the earlier of (i) fifteen (15) days after the Landlord's General Contractor completes construction of the exterior of the Building and notifies Tenant that Tenant may commence interior buildout, or (ii) the date that the Tenant commences occupancy or moves in manufacturing machinery into the Leased Premises. Actual occupancy of the Leased Premises by Tenant shall be conclusive evidence that the Leased Premises are in good order and in satisfactory condition at the time of such occupation.

     6. UTILITIES: Tenant shall pay for the cost of all utilities consumed at
        ---------
the Leased Premises.

     7. INSURANCE: Landlord shall keep the Building of which the Leased Premises
        ---------
form a part insured against loss by reason of fire or casualty with extended coverage in an amount determined by the Landlord. Landlord shall insure the Building in an amount sufficient to restore the Building to the condition that existed prior to the occurrence of the fire or other casualty causing the damage or destruction to the Leased Premises. In the event the cost of premiums on said fire and extended insurance increases due to the hazardous nature of the use and occupancy by Tenant of the Leased Premises, then the entire increase in insurance cost shall

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be paid by Tenant in a lump sum within thirty (30) days following receipt of invoice from the Landlord.

         A. Landlord and Tenant agree that a mutual waiver of subrogation standard form will be inserted in all fire and extended coverage insurance policies carried by them with respect to the Leased Premises.

         B. The Tenant shall, at all times during the Term of this Lease purchase and maintain insurance of the kind and in the amounts specified below:

            (i) Property coverage for Tenant improvements and Tenant's personal property, furniture and equipment.

            (ii) Workman's Compensation Insurance and Bodily Injury Liability and Property Damage Insurance adequate to protect Landlord and naming Landlord as an additional insured in the liability contract, against liability for injury to or death of person in connection with the use, operation or condition of the Leased Premises in an amount not less than ONE MILLION DOLLARS ($1,000,000.00) for injury to or death of one person in any one accident or occurrence, in an amount of not less than ONE MILLION DOLLARS ($1,000,000.00) for injury to or death of more than one person in any one accident or occurrence, and against liability for damage to property in the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for each accident or occurrence. In no event shall the limits of such policies be considered as limiting the liability of Tenant under this lease. All insurance required to be carried by Tenant under the provisions of this Paragraph shall be in companies, on forms and with loss payable clauses satisfactory to Landlord and copies of the policies of such insurance or certificates evidencing such insurance shall be delivered to Landlord by Tenant.

            (iii) The insurance policies shall provide and require that the insurers give each party at least thirty (30) days notice prior to cancellation.

         C. Prior to commencement of the Lease, Certificates of Insurance shall be delivered to the Landlord as evidence of the compliance with the terms and provisions herein contained.

     8.  USE OF PREMISES: Tenant shall use and occupy the Leased Premises only
         ---------------
for use as a general business office and for warehouse purposes and for no other purpose without Landlord's prior written consent.

     9.  INTERRUPTION OF SERVICE: Landlord does not warrant that any services
         -----------------------
to be provided by Landlord will be free from interruption due to causes beyond Landlord's reasonable control. In the event of temporary interruption of services or unavoidable delay in the making of repairs, the same shall not be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises nor render Landlord liable to Tenant for damage by abatement of rent or otherwise, nor shall the same relive Tenant from performance of Tenant's obligations under this lease.

     10. WAIVER OF CLAIM: Tenant waives and releases all claims against
         ---------------
Landlord, its agents, employees, and servants, in respect of, and they shall not be liable for, injury to persons or damage to property sustained by Tenant or to the Leased Premises resulting directly, or indirectly, from any existing or future condition, defect, matter or thing in the Leased Premises, or the Building or any part of it, or from equipment or appurtenance therein, or from any accident, or from any occurrence act, negligence or omission of any Tenant or occupant of the Building, or of any other person; but nothing in this Paragraph 10 shall be deemed to relieve Landlord from liability for damages or injuries to person or property caused by or resulting from the gross negligence of Landlord, its agents,

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servants or employees. Tenant shall, under no circumstances, be held liable for the negligent or intentional acts of Landlord, its agents, servants or employees. This Paragraph 10 shall apply also to damage caused as aforesaid or by flooding, sprinkling devices, air conditioning apparatus, water, frost, steam, excessive heat or cold, falling objects, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures and shall apply equally whether any such damage results from the act or omission of other Tenants, occupants or of any other persons, and whether such damage be caused or result from any thing or circumstance above mentioned, or any other thing or circumstance, whether of a like or wholly different nature. If any such damage to the Leased Premises or to the Building or any equipment or appurtenance therein, or to any Tenant thereof, results from any act or omission or negligence of Tenant, its agents, employees, or invitees, Landlord, at Landlord's option, may repair such damage and Tenant shall, within ten (10) days following demand by Landlord, reimburse Landlord forthwith for all cost of such repairs and damages both to the Building and to the tenants or occupants thereof, in excess of the amount, if any, paid to Landlord under insurance covering such damages. All property in the Building or in the Leased Premises belonging to Tenant, its agents, employees or invitees, or to any occupant of the Leased Premises, shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation, or loss thereof. Tenant agrees to hold Landlord harmless and to indemnify it against claims and liability for injuries to all persons and for the damage to, due to any act or omission of Tenant, its agent, employees, guests, customers, clients and invitees.

     11. CARE OF PREMISES: Tenant will, at Tenant's own expense, keep the
         ----------------
Building and Leased Premises in good repair and tenantable condition during the Lease Term. Tenant will, at its own cost and expense pay for all janitorial cleaning, pest control, light bulb replacement and will replace at its own expense any and all broken glass caused by Tenant in or about said Leased Premises.

     During the term of this Lease, Tenant will make no alterations, additions or improvements in or to the Leased Premises without the written consent of Landlord, which consent shall not be unreasonably withheld, but may be predicated upon but not limited to Tenant's use of contractors who reasonably are acceptable to Landlord. Any alterations, additions or improvements made by Tenant will become the property of Landlord or at Landlord's option all or any part of said alterations, additions or improvements shall be removed by Tenant at the expiration of the Lease and the Leased Premises restored by Tenant to the condition that existed prior to the alterations, additions or improvements being made.

     12. COMPLIANCE WITH LAWS AND REGULATIONS: Tenant shall comply with all
         ------------------------------------
Federal, State, County and City laws, ordinances, rules and regulations affecting or respecting the use or occupancy of the Leased Premises by the Tenant or the business at any time thereon transacted by the Tenant, and Tenant shall comply with all reasonable rules and regulations which may be hereafter adopted by Landlord for the protection, welfare and orderly management of the Building and its Tenants or occupants.

     13. HOLDING OVER: Upon expiration of this Lease, Tenant's continued
         ------------
possession of the Leased Premises shall be deemed a month-to-month tenancy terminable by Landlord or Tenant upon fifteen (15) days' notice, but the rent due and payable during such tenancy shall be at twice the rate due for the last month of the unexpired term.

     14. SIGNS: Tenant shall not install or locate signs in the windows and
         -----
doors of the Leased Premises or any other part of the Building or grounds, except the Building identification sign, and except those certain window and door signs as required by Tenant

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for specific advertising purposes, subject to Landlord's prior written approval, which approval, which approval shall not be unreasonably withheld.

     15. WARRANTY OF QUIET ENJOYMENT: Tenant, upon paying the rents and keeping
         ---------------------------
and performing the covenants of this Lease to be performed by Tenant, shall peacefully and quietly hold, occupy, and enjoy the Leased Premises during said term or any renewal thereof without any let, hindrance or molestation by Landlord or any persons lawfully claiming under Landlord.

     16. ASSIGNMENT AND SUBLETTING: Tenant shall not assign this Lease nor
         -------------------------
sublet all or any part of the Leased Premises without first securing Landlord's written consent. If Landlord does consent to an assignment or subletting, the assignee and/or subtenant shall first assume in writing all of the obligations of Tenant under this Lease and Tenant shall, for the full term of this Lease, continue to be jointly and severally liable with such assignee or subtenant for the payment of rents and the performance of all obligations required of Tenant under this Lease. The Landlord shall not unreasonably withhold its aforesaid consent, however, the Tenant hereby acknowledges that the use of which the Leased Premises are put and the compatibility of any occupant of the Leased Premises with other tenants, and the ability to pay rent when due are of prime importance and significance to the Landlord in the operation and maintenance of the Building in which the Leased Premises are located.

     17. FIRE OR OTHER CASUALTY: In the event the Leased Premises shall be
         ----------------------
destroyed or so damaged or injured by fire or other casualty during the Term of this Lease, whereby the same shall be rendered untenantable, in whole or in part, then Landlord shall have the right to render such premises tenantable by repairs within one hundred eighty (180) days therefrom and this Lease shall not terminate. If the Leased Premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation, the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that the Leased Premises are untenantable due to causes set forth in this Paragraph, the rent or a just and fair proportion thereof shall abate.

     18. EMINENT DOMAIN: If the whole or any part of the Leased Premises shall
         --------------
be taken by any public authority under the power of eminent domain, or if so much of the Building or grounds shall be taken by any such authority under the power of eminent domain so that the Tenant cannot continue to operate its business in the Leased Premises, then the Term of this Lease shall cease as of the day possession is taken by such public authority and the rent shall be paid up to that day with proportionate refund by Landlord of any such rent as may have been paid in advance or deposited as security. The amount awarded for any taking under the power of eminent domain shall belong to and be the property of the Landlord whether such amount be awarded as compensation for diminution in value of the leasehold or the fee of the Leased Premises or as damage to the residue.

     Tenant shall be entitled to receive that portion of the compensation attributable to the unexpired term of this Lease and any additional compensation attributable to the improvements constructed on the Leased Premises by the Tenant. Tenant shall be entitled to claim independently against the condemning authority for any damages expressly those applicable to Tenant's business, as the same may be permitted by law.

     19. WAIVER: No waiver of any of the covenants and agreements here contained
         ------
or of any breach thereof shall be taken to constitute a waiver of any other subsequent breach of such covenants and agreements or to justify or authorize the

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non-observance at any other time of the same or of any other covenants and agreements hereof.

     20. NOTICES: All notices required under this Lease to be given to Tenant
         -------
may be given to it at 8210 Presidents Drive, Orlando, Florida 32809, or as Tenant may designate in writing. Any such notice to be given to Landlord under this lease shall be given to it at 7718 Dawberry Court, Orlando, Florida 32819, or at such other place as Landlord may designate in writing. All notices shall be in writing and shall be sent by certified mail, postage prepaid or by personal delivery.

     21. SUBORDINATION: This Lease shall be secondary, junior and inferior, at
         -------------
all times, to the lien of any mortgage or mortgages, or other method of financing or refinancing and to all renewals, modifications, replacements, consolidations and extensions thereof, and Tenant shall execute and deliver all documents requested by any mortgagee or security holder to effect such subordination. Landlord shall have the right to make such reasonable changes or modifications to the Lease, with the exception of the Base Rental and the length of the Term of the Lease, as are reasonably requested by any mortgagee to facilitate the mortgaging of the Building.

     22. FIXTURES AND ALTERATIONS: Tenant shall not, without Landlord's prior
         ------------------------
written consent, change, alter or make additions to the Leased Premises, nor attach or affix any article hereto, nor permit any annoying sound device, overload any floor, or deface the Leased Premises. Any alterations, additions or improvements made or attached by Tenant upon the Leased Premises shall, on the expiration or termination of this Lease, if requested by Landlord, be promptly removed at Tenant's expense and the Leased Premises restored by Tenant at its expense to its original condition as it existed at the time Tenant took occupancy, ordinary wear and tear excepted. Any such alteration, addition and/or improvement not requested to be removed shall remain on the Leased Premises and shall become and remain the property of Landlord. All Tenant's fixtures, installations and personal property not removed from the Leased Premises upon expiration or termination, and not required by Landlord to have been removed as provided in this Paragraph 22, shall be conclusively presumed to have been abandoned by Tenant and title thereto shall pass to Landlord under this Lease as by a bill of sale.

     23. REDELIVERY OF PREMISES: Tenant shall, on the expiration or earlier
         ----------------------
termination of this Lease, deliver up the Leased Premises in as good order and condition as it now is or may be put by Landlord, reasonable use and ordinary wear and tear thereof and damage by fire or other unavoidable casualty, condemnation or appropriation excepted, and Tenant shall promptly surrender all keys to the Leased Premises to Landlord.

     24. EXAMINING AND EXHIBITING PREMISES: Landlord or its duly authorized
         ---------------------------------
agent shall have the right to enter the Leased Premises at all reasonable times to examine the condition of the same and to make repairs to the Leased Premises or the Building. Within six (6) months prior to the date of the expiration of the Lease, Landlord or its authorized agent shall have the right to enter the Leased Premises at all reasonable times for the purposes of exhibiting the same to prospective tenants.

     25. INDEMNIFICATION AND HOLD HARMLESS: Landlord and Tenant will indemnify
         ----------------------------------
and save harmless the other and its agents, servants and employees from and against any and all liability, claims, demands, damages, expenses, suits, proceedings, actions and causes of actions of any kind, including attorney's fees, direct and or appeal, for injury (including deaths) to persons or damage to property when any such injury or damage shall be caused or result in whole or in part by any act, sole negligence or fault by such

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party, its agents, servants or employees and any and all visitors to the Leased
Premises. Please see ADDENDUM 25A.

ADDENDUM 25A

Landlord hereby indemnifies and agrees to hold harmless tenant in the event any governmental agency, authority or other such entity having jurisdiction shall identify and make claim against the Tenant for any site contamination prior to tenant commencing interior buildout or taking possession of the premises. This includes ground water contamination, soil contamination or hazardous wastes occurring prior to tenant buildout or occupancy. Landlord is furnishing to tenant herewith a copy of the Phase II Environmental Testing confirming that there is no known contaminants found on the property as of the date of testing. Tenant agrees to indemnify, hold harmless Landlord and cover all liability and cleanup expenses for any governmental agency, authority or other such entity having jurisdiction shall identify and make any claim against Landlord for any site contamination that shall occur after Tenant commences buildout or occupancy. This includes ground water contamination, soil contamination or hazardous wastes occurring after tenant buildout or occupancy commences.

/s/ Brett M. Kingstone                /s/ John P. Stanney
--------------------------            --------------------------------
Max King Realty, Inc.                 Super Vision International, Inc.


     26. CLEANLINESS OF PREMISES: Tenant will keep the interior of the Leased
         -----------------------
Premises clean and will not store any refuse, trash or hazardous materials in the Leased Premises or in or around the Building of which the Leased Premises form a part, other than in the refuse containers provided by Landlord.

     27. OTHER PROVISIONS: Except as hereinafter provided, Landlord shall have
         ----------------
the following rights exercisable without notice and without liability to Tenant:

         A. To have pass keys to the Leased Premises, subject to Tenant's security requirements.

         B. To approve the weight, size and location of safes, computers and other heavy articles or equipment in and about the Leased Premises.

         C. Upon reasonable notice, at any time or times to make, at Landlord's own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Leased Premises, the Building or any part thereof, and to perform any acts related to the safety, protection and preservation thereof, and during such operations to take into and through the Leased Premises or any part of the Building all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors or other facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Leased Premises. Landlord may do any such work during ordinary business hours. If Tenant however, requests that such work be done during hours other than ordinary business hours, then Tenant shall reimburse Landlord for overtime and other expenses incurred as a result of such work.

         D. To assess and bill Tenant separately for any excess trash and garbage collected at the Leased Premises during the Lease Term.

     28. DEFAULT BY TENANT: It shall be an event of default and shall be
         -----------------
considered a breach of this Lease by Tenant if one or any of the following should occur:

         A. If Tenant shall default in the payment of the Base Rent or other payment when due as herein provided, and such default shall continue for a period of seven (7) days or more; or if default shall be made in any of the other covenants, agreements, conditions or undertakings herein required to be kept, observed and performed by Tenant, and such other default shall continue for thirty (30) days after notice thereof in writing to Tenant; or

         B. Tenant shall file a petition in voluntary or reorganization bankruptcy or under any applicable Chapters of the Federal Bankruptcy Act or any similar law, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts, or fail to obtain a vacation or stay of involuntary bankruptcy proceedings within sixty (60) days as hereinafter provided; or

         C. Tenant shall be adjudicated a bankrupt, or a trustee or receiver shall be appointed for Tenant or for all or the major part of any of their property in any involuntary proceedings; or any court shall have taken jurisdiction of the major part of the property of Tenant in any involuntary proceedings for reorganization, dissolution, liquidation or winding up of Tenant, and such jurisdiction relinquished or vacated or stayed on appeal or otherwise within sixty (60) days; or

         D. Tenant shall make an assignment for the benefit of its creditors; or

         E. Tenant shall vacate or abandon the Leased Premises for a period of thirty (30) days.

     29. LANDLORD'S REMEDIES: Upon default by Tenant, Landlord, at its
         -------------------
discretion, may then exercise any one or more of the following options:

         A. Terminate this Lease, remove all persons and property from the Leased Premises by summary proceedings or otherwise, and take possession of the Leased Premises, all without prejudice to Landlord's right to collect from Tenant any Base Rental, or other sum which became payable to Landlord prior to such termination, together with all damages suffered by Landlord resulting from Tenant's default hereunder;

         B. Re-enter and take possession of the Leased Premises by any lawful means, make alterations and repairs to the Leased Premises, and relet or attempt to relet the Leased Premises, on behalf of Tenant and for Tenant's account, at such rent and under such terms and conditions as Landlord may deem best under the circumstances for the purpose of, in good faith, reducing Tenant's liability hereunder, and Landlord shall not be deemed to have thereby accepted a surrender of the Leased Premises, and Tenant shall remain liable for all damages suffered by Landlord because of Tenant's default under this Lease; it being understood that at any time during such repossession or reletting, Landlord may, by delivering written notice to Tenant, elect to exercise its option to accept a surrender of the Leased Premises, terminate this Lease, and retake possession of the Leased Premises on behalf of Landlord;

         C. Landlord may declare the entire remaining unpaid rent and other charges due hereunder (discounted to the net present value computed with a ten (10%) percent discount rate) to be immediately due and payable, and take such action available to Landlord to recover and collect same and seek to mitigate Tenant's damages by reletting as described in Paragraph B above; or

         D. Exercise any and all rights and privileges and pursue any remedy that Landlord may have under the laws of the State of Florida. No default whatsoever of this Lease shall be deemed waived or any term, condition or covenant herein varied, nor shall the Landlord's failure or delay to take advantage of any default constitute a waiver of the Landlord's right thereby nor any subsequent or continued breach of any requirement of this Lease. All remedies provided for in this Lease shall be in addition to, and not in substitution for, any remedies otherwise available to Landlord, at law or in equity, including, but without limitation, any and all rights of Landlord to a lien for Rent upon Tenant's furniture, fixtures, equipment and Leasehold Improvements.

     30. LIENS:
         -----

         A. Tenant agrees that Tenant, after the date of initial occupancy, will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen and other liens of like character, and will indemnify Landlord against all legal costs and charges arising by virtue of Tenant repairing, altering, adding to, or improving the Premises, bond premiums for release of liens, including reasonable attorneys fees reasonably incurred (whether litigation is necessary or not) and discharging the Leased Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. It is understood and agreed between the parties hereto that the costs and charges above referred to shall be considered as additional rent. The foregoing shall not be deemed to authorize any repairs, alterations, additions or improvements by Tenant.

         B. The Tenant herein shall not have any authority to create any liens for labor or material on the Landlord's interest in the Leased Premises or the Building, and all persons contracting with the Tenant for the erection, installation, alteration, or repair of improvements on or to the Leased Premises, and all materialmen, contractors, mechanics, and laborers are hereby charged with notice that they must look to the Tenant to secure the payment of any bill for work done or material furnished during the rental period created by this Lease.

     31. ESTOPPEL CERTIFICATE: Tenant and Landlord, upon request, one from the
         --------------------
other, shall give or exchange, one with the other, estoppel certificates which shall confirm to others that the Lease is in full force and effect, that neither party is in default and/or such other information regarding the Lease as may be reasonably appropriate and factual, upon which any third parties to whom such estoppel certificates are provided may rely. If requested by the holder of any mortgage on the Building, Tenant agrees to give written notice to such lender of any default by Landlord under the terms of this Lease together with a reasonable period of time to cure such default.

     32. VALIDITY: It is understood and agreed that in the event any provision
         --------
of this Lease shall be adjudged, decreed, held or ruled to be invalid, such portion shall be deemed severable, and it shall not invalidate or impair the agreement as a whole or any other provisions of this Lease.

     33. SUCCESSORS AND ASSIGNS: This Lease and all provisions, covenants and
         ----------------------
conditions thereof shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and assigns of the parties hereto, except that no person, firm, corporation nor court officer holding under or through Tenant in violation of any of the terms, provisions or conditions of this Lease, shall have any right, interest or equity in or to this Lease, the terms of this Lease or the Leased Premises covered by this Lease.

     34. DEFAULT BY LANDLORD: In the event Landlord shall default hereunder,
         -------------------
Tenant shall not be authorized to withhold rent or terminate this Lease unless otherwise authorized herein, or unless Landlord has been adjudicated in default by a court of competent jurisdiction, and Tenant has obtained a final, non-appealable judgment against Landlord, in which event Tenant shall be authorized to withhold rent and offset its rent payments against the amount due and owing Tenant by Landlord pursuant to the judgment. Tenants remedies hereunder shall be limited to the institution of suit against Landlord for any damages resulting from such default.

     35. ENTIRE AGREEMENT: This Lease and the Exhibits attached hereto
         ----------------
constitute the entire agreement between the parties and supersedes all prior agreements. No waiver, modifications, additions or addenda to this Lease shall be valid unless in writing and signed by both the Landlord and the Tenant. The following Exhibits listed hereafter shall be considered a part of this Lease.

                EXHIBIT "A"   SITE PLAN
                EXHIBIT "B"   LEGAL DESCRIPTION
                EXHIBIT "C"   SUPPLEMENT TO LEASE
                EXHIBIT "D"   PLANS AND SPECIFICATIONS FOR IMPROVEMENT OF
                              LEASED PREMISES

     36. RENEWAL: If not in default, Tenant may, by giving Landlord twelve (12)
         -------
months advance written notice, prior to the expiration of the then applicable Term of this Lease, request that the Term of this Lease be extended for one (1) additional period of five (5) years. The Base Rental for the Renewal Term shall be as provided in Paragraph 3 hereof.

     37. MEMORANDUM OF LEASE: Simultaneous with the commencement of the term of
         -------------------
this Lease, either Landlord or Tenant shall have the right to record among the public records of Orange County, Florida, a memorandum of this Lease in lieu of recording this lease.

     38. RADON GAS: The following notice is incorporated into this Lease
         ---------
pursuant to Florida Statutes, Section 404.056(8), to-wit:

         "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to person who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

     39. HAZARDOUS SUBSTANCES: Tenant shall not cause or permit any hazardous or
         --------------------
toxic substances, materials or waste ("Hazardous Substances") to be used, generated, stored or disposed of in, on or under, or transported to or from the Leased Premises or the Building ("Hazardous Materials Activities") unless Tenant first obtains the written consent of Landlord. Both parties shall at all times and in all respects comply with all local, state, and federal laws, ordinances, regulations and orders relating to Hazardous Substances.

     Each party shall indemnify, defend (by counsel acceptable to the other), protect, and hold the other harmless, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs (including clean-up) or expenses (including attorney's fees, consultant's fees and expert's fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by indemnitors (a) causing or permitting the presence in, on, under, or about the Leased Premises or the Building of any Hazardous Substances; (b) causing or permitting any discharge or release in or from the Leased Premises or the Building of any Hazardous Substances; (c) use, storage, transportation, generation, disposal, release or discharge of Hazardous Substances to, in, on, under, about or from the Leased Premises or the Building; and (d) failure to comply with any Hazardous Substances law. The obligations under this section shall survive the expiration or earlier termination of the term of this Lease.

     40. BROKER'S COMMISSION: Landlord and Tenant acknowledge that neither party
         -------------------
has employed a broker or finder in connection with this transaction. Landlord and Tenant agree to indemnify, defend and hold the other harmless from and against any commissions or fees, or claims for commissions or fees, as a result of any contract or agreement each has or may have with any broker or finder.

     41. PARKING: Landlord shall provide non-exclusive parking for the benefit
         -------
of Tenant, its employees, customers and visitors and for the benefit of other tenants at the Building, in the areas shown on the Site Plan attached hereto as Exhibit "A".

     42. TRANSFER BY LANDLORD: If the interest of Landlord under this Lease
         --------------------
shall be transferred, whether voluntarily or by reason of foreclosure, voluntary sale or other proceedings for the enforcement of any mortgage on the Leased Premises, Tenant shall be bound to such transferee (herein sometimes called the "Transferee"), under the terms, covenants and conditions of this Lease, for the balance of the Term hereof remaining, and any extensions or renewal hereof which may be affected in accordance with the terms and provisions hereof, to the same force and effect as if the Transferee were the Landlord under this Lease, and Tenant does hereby agree to attorn to the Transferee, including the Mortgagee under any such mortgage, if it be the Transferee as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Transferee succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Transferee, upon such attornment, to the extent of the then remaining balance of the Term of this Lease, and any extensions and renewals, shall be and are the same as those set forth herein.

     43. FORCE MAJEURE: Landlord shall be excused for the periods of any delay
         -------------
in performance of any obligation under this Lease, when the delay is a result of any cause or causes beyond its control, which includes, but is not limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing.

     44. EFFECTIVE DATE: This lease shall become effective upon execution and
         --------------
delivery by both Landlord and Tenant.

     45. ATTORNEYS' FEES: In the event either Party shall find it necessary to
         ---------------
engage attorneys to enforce its right or the other Party's performance under this Agreement, the non-prevailing party agrees to be responsible for the prevailing party's expenses thereof, including but not limited to court costs and reasonable attorneys' fees, whether or not litigation is commenced.

     46. MISCELLANEOUS: Except as otherwise expressly set forth in this Lease,
         -------------
the covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns. No rights, however, shall inure to the benefit of any assignee or sub-lessee of Tenant unless the assignment or sub-lease to such assignee or sub-lessee has been approved by Landlord in writing as provided herein. It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease. This Lease shall be construed under the laws of the State of Florida.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year set forth below.

Signed, sealed and delivered
in the presence of:                           LANDLORD:

                                              MAX KING REALTY, INC. a
                                              Delaware corporation


     /s/ Jack Caruso                         BY:  /s/ Brett M. Kingstone
----------------------------                     -------------------------------
Printed Name: Jack Caruso                         BRETT KINGSTONE, President

   /s/ Richard Henner                        Date Executed:  9/27/96
----------------------------                                --------------------
Printed Name: Richard Henner

                                    TENANT:

                                             SUPER VISION INTERNATIONAL
                                             INC., A Delaware corporation


     /s/ Jack Caruso                         By:  /s/ John P. Stanney
----------------------------                     -------------------------------
Printed Name: Jack Caruso                    Printed Name: John P. Stanney

   /s/ Richard Henner                        Date Executed:  9/27/96
----------------------------                                --------------------
Printed Name: Richard Henner


STATE OF FLORIDA
COUNTY OF ORANGE


     The foregoing instrument was acknowledged before me this 27 day of September, 1996, by BRETT KINGSTONE, President of MAX KING REALTY, INC., a Delaware corporation.

          MICHELLE F AMES
  [logo]  My Commission CC395253             /s/ Michelle F Ames
          Expires Jul. 25, 1996              -------------------
          Bonded by HAI                      Notary Public
          800-422-1555

 (Print, type or stamp commissioned name of Notary Public)

 Personally Known   X    OR Produced Identification
                   ---                             -------

 Type of Identification Produced            N/A
                                ---------------------------

STATE OF FLORIDA
COUNTY OF ORANGE


     The foregoing instrument was acknowledged before me this 27 day of September, 1996, by John P. Stanney, as COO of SUPER VISION INTERNATIONAL, INC., a Delaware corporation.

          MICHELLE F AMES
  [logo]  My Commission CC395253             /s/ Michelle F Ames
          Expires Jul. 25, 1996              -------------------
          Bonded by HAI                      Notary Public
          800-422-1555

 (Print, type or stamp commissioned name of Notary Public)

 Personally Known   X    OR Produced Identification
                   ---                             -------

 Type of Identification Produced            N/A
                                ---------------------------

                                  EXHIBIT "A"
                                   SITE PLAN


                                     [MAP]

                                  EXHIBIT "B"
                                  -----------

                               LEGAL DESCRIPTION

Block "A", ORLANDO CENTRAL PARK NUMBER THIRTY EIGHT, as recorded in Plat Book 6, Page 60, Public Records of Orange County, Florida; TOGETHER WITH: the following described A.T. & T. Easement Area, to wit: From the Northwest corner of the Northeast one-quarter of Section 33, Township 23 South, Range 29 East, run
North 89 degrees 48 minutes 17 seconds East 204.51 feet along the North boundary of the said Northeast one-quarter; run thence South 00 degrees 11 minutes 43 seconds East 100 feet to the point of beginning of the easement area herein described, said point being the point of intersection of the southerly right-of-way line of the roadway now known and called Sand Lake Road (sometimes referred to as State Road 528A) with the Westerly right-of-way line of the roadway now known and called Presidents Drive as shown on the Plat of ORLANDO CENTRAL PARK NUMBER THIRTY-TWO as recorded in Plat Book 5, Page 59, of the Public Records of Orange County, Florida: from said point of beginning continue South 00 degrees 11 minutes 43 seconds East 1135.00 feet along the said Westerly right-of-way line of Presidents Drive; run thence South 89 degrees 48 minutes 17 seconds West
10.00 feet; run thence North 00 degrees 11 minutes 43 seconds West 1135.00 feet to the aforesaid Southerly right-of-way line of Sand Lake Road; run thence North 89 degrees 48 minutes 17 seconds East 10.00 feet along said Southerly right-of-way line to the point of beginning.

LESS THE FOLLOWING:

A portion of Block A, ORLANDO CENTRAL PARK NUMBER THIRTY EIGHT, as recorded in Plat Book 6, Page 60 of the Public Records of Orange County, Florida.

Being more particularly described as follows:

Commence at the Northwest corner of the Northeast 1/4 of Section 33, Township 23 South, Range 29 East, thence N 89 degrees 48' 17" E, along the Northerly line of the Northeast 1/4 of said Section 33, and the centerline of Sand Lake Road, a distance of 204.51 feet; thence departing the Northerly line of the Northeast 1/4 of said Section 33, and the centerline of Sand Lake Road, S 00 degrees 11' 43" E, a distance of 100.00 feet to the Southerly right of way line of Sand Lake Road; thence departing the said Southerly right of way line, continue S 00 degrees 11' 43" E along the Westerly right of way line of Presidents Drive, a distance of 1135.00 feet to the point of beginning; thence departing the said Westerly right of way line S 89 degrees 48'17" W, a distance of 140.00 feet; the S 00 degrees 11'43" E, a distance of 385.05 feet; thence S 59 degrees 00'54" W, a distance of 80.00 feet to the Northeasterly right of way line of Florida's turnpike; thence S 30 degrees 59'06" E, along the said Northeasterly right of way line, a distance of 155.95 feet; thence departing the said Northeasterly right of way line, N 89 degrees 48'17" E a distance of 153.90 feet then N 00 degrees 11'43" W, a distance of 433.61 feet; thence N 50 degrees 36'38" E, a distance of 20.00 feet to the Westerly right of way line of Presidents Drive and being a point on a circular curve concave Northeasterly, having a radius of
180.00 feet, and a radial bearing of N 50 degrees 36'38"E, through a central angle of 39 degrees 11'39"; thence Northweaterly along the arc of said curve, and the said Westerly right of way line, a distance of 123.13 feet to point of beginning.

                                  EXHIBIT "C"
                                  -----------

                      DECLARATION BY LANDLORD AND TENANT
                   AS TO DATE OF DELIVERY AND ACCEPTANCE OF
                         POSSESSION OF LEASED PREMISES


This Declaration is hereby attached to and made a part of the Lease dated _____________, 1996, entered into by and between _________________________, as
Landlord, and ________________________, as Tenant.

Landlord and Tenant do hereby declare that possession of the Leased Premises was accepted by Tenant on the ____ day of ___________, 1996; the Leased Premises required to be constructed and finished by the Landlord in accordance with the Lease have been satisfactorily completed by Landlord and accepted by Tenant; the Lease is now in full force and effect; and as of the date hereof, Landlord has fulfilled all of its obligations under the Lease. The Lease Commencement Date is hereby established as ______________ 1997, and the term of this Lease shall expire on _______________, ____.


ATTEST:                                 LANDLORD:

                                        By:
---------------------------                ---------------------------
                                        Title:
---------------------------                    -----------------------


ATTEST:                                 LANDLORD:

                                        By:
---------------------------                ---------------------------
                                        Title:
---------------------------                    -----------------------

                                  EXHIBIT "D"
                                  -----------

                         PLANS AND SPECIFICATIONS FOR
                        IMPROVEMENTS OF LEASED PREMISES

1.  Landlord Buildout Provisions.  Landlord will be responsible for all expenses
    ----------------------------
    related to site development, installation of the concrete slab, all interior plumbing within the slab, including installation of services for Tenant cabling and extrusion machinery, shower facilities, bath and cafeteria facilities, extending power service to the Building, construction of exterior walls, roofing, steel trusses, air conditioning system (not internal duct work in offices) and ceiling sprinkler system outside of all offices (including all open manufacturing areas) plus sprinklers on second floor offices. The walls will be constructed of 100% concrete tilt wall construction, providing for a 30' ceiling height with floor truss mounts located on the 15' level of all perimeter walls. The floor truss mounts will allow Tenant to, at its cost and expense, increase the size of the Demised Premises by building out a second floor as and when needed by Tenant, subject to Landlord's prior written approval. Landlord will install and maintain external trees and landscaping around the exterior of the Building. Landlord will also maintain and install a parking lot having a minimum of 100 parking spaces adjacent to the Building. In addition, Landlord has agreed, at its expense, to install and maintain for exterior common area use, the following:

    A. Concrete picnic tables and benches located on grass areas surrounding perimeter of the Property.

    B. Beach sand volleyball court to be located at the rear of the Building facing the lake.

    C. Basketball courts located on the perimeter of the current parking area. Courts will be located to minimize any adverse effect on the car parking area.

    D. A runner's stretching area and "PAR" course will be installed at the Property.

2.  Tenant Buildout Provisions.  Tenant will pay for all interior buildout costs
    --------------------------
    at the Demised Premises, including, but not limited to, all internal power service necessary or required to operate Tenant's machinery and equipment, air compressor units, piping, lighting in all factory areas, bath and shower facilities, all office, R&D, and showroom facilities. Tenant will install a fire, smoke and security alarm system with automatic notification to a monitoring station, as selected by Tenant. All costs and expenses incurred in such security alarm system shall be paid for by Tenant. The building will be 100% sprinkled with interior sprinklers in all office drop ceilings at the Leased Premises. Tenant shall pay for all drop ceilings throughout premises and plumbing, piping and sprinkling to and within first floor offices. Landlord will be responsible for sprinklers on second floor offices.

MAX KING REALTY, INC.  7718 Dawberry Court Orlando, FL 32819 407-876-2626


Wednesday, July 29, 1998

John P, Stanney
Super Vision International, Inc.
2442 Viscount Row
Orlando, FL 32809

Dear John:

This letter of agreement is to confirm that, for consideration provided, from years 5 through 15 of the lease between Super Vision International, Inc. and Max King Realty, Inc. Super Vision will agree to pay any increase in property taxes that may occur during that period that exceed 2.5% in any one year. This amount will be paid in full upon presentation of the property tax bill showing an increase of excess of 2.5% over the prior year during the last eleven years of the lease. Please sign below to confirm your agreement as an amendment to our lease.

Sincerely,

/s/ Brett Kingstone
----------------------
Brett Kingstone
Max King Realty, Inc.

APPROVED AND ACCEPTED:

/s/ John Stanney
----------------------
John Stanney
President, Super Vision International, Inc.